EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111214) of Dell Inc. of our report dated December 4, 2007 relating to the financial statements of the Dell Financial Services L.P. 401(k) Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
December 7, 2007

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